EXHIBIT 99.1

Shenandoah Telecommunications Company Reports First Quarter 2023 Results

EDINBURG, Va., April 28, 2023 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (Nasdaq: SHEN) announced first quarter 2023 financial and operating results.

First Quarter 2023 Highlights

  Glo Fiber Markets data net additions were 4,507 or 87.3% higher than the first quarter of 2022.
  Consolidated revenue grew 11.3% to $71.7 million compared to the first quarter of 2022. Glo Fiber Markets revenue grew 104.7% to $7.0 million and Broadband revenue grew 12.5% to $67.2 million over the same period.
  Consolidated net income was $2.1 million in the first quarter of 2023, compared with net loss of $0.6 million in the first quarter of 2022.
  Consolidated Adjusted EBITDA grew 28.6% to $22.4 million compared to the first quarter of 2022. Broadband Adjusted EBITDA grew 25.0% to $26.3 million over the same period.

“We had a record quarter for Glo Fiber Markets data net additions and revenue, and for Broadband revenue and Adjusted EBITDA,” said President and CEO, Christopher E. French. "We are beginning to see the operating leverage and margin expansion in our Broadband business as Glo Fiber accelerates growth and increases scale."

Shentel's first-quarter earnings conference call will be webcast at 8:00 a.m. ET on Friday, April 28, 2023. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com/.

Consolidated First Quarter 2023 Results

  Revenue in the first quarter of 2023 grew 11.3% to $71.7 million compared with the first quarter of 2022, due to Broadband segment revenue growth of 12.5%, partially offset by Tower segment revenue decline of 5.6%.
  Net income per share was $0.04 in the first quarter of 2023 compared with net loss per share of $0.01 in the first quarter of 2022.
  Adjusted EBITDA was $22.4 million in the first quarter of 2023 compared with $17.4 million in the first quarter of 2022 due to Broadband segment growth of 25.0% partially offset by Tower segment decline of 9.4%.

Broadband

  Total Cable Markets and Glo Fiber Markets broadband data Revenue Generating Units ("RGUs") as of March 31, 2023, were 138,713, representing 14.6% year over year growth. Penetration for Cable Markets and Glo Fiber Markets were 52% and 17%, respectively, compared to 51% and 15%, respectively, as of March 31, 2022. Total Glo Fiber Markets passings grew year over year by 71,447 from 93,611 to 165,058.
  Broadband revenue in the first quarter of 2023 grew $7.5 million, or 12.5%, to $67.2 million compared with $59.7 million in the first quarter of 2022, primarily driven by a $3.6 million, or 104.7%, increase in Residential & Small and Medium Business ("SMB") - Glo Fiber Markets revenue. Residential & SMB - Glo Fiber Markets increased due to a 108.9% increase in broadband data RGUs. In addition, Residential & SMB - Cable Markets revenue grew $1.3 million, or 2.9%, due to a 2.5% increase in data RGUs and 2.4% increase in data ARPU. Commercial Fiber revenue increased $2.6 million, or 29.1%, primarily due to $1.8 million in non-recurring early termination fees and a $0.8 million increase in recurring revenue. T-Mobile disconnected 188 backhaul circuits during the first quarter as part of their previously announced rationalization of the former Sprint network. The Company expects 174 additional backhaul disconnects in 2023 as part of the network rationalization.
  Cost of services increased approximately $0.3 million, or 1.0%, compared with the three months ended March 31, 2022 due to higher costs associated with consumable materials and supplies, maintenance and rent, partially offset by lower medical costs.
  Selling, general and administrative expense increased $2.1 million, or 15.4%, compared with the three months ended March 31, 2022, due primarily to higher advertising costs associated with the Company's expansion of Glo Fiber and a change in strategy to drive more gross adds to low cost sales channels, higher information technology costs as a result of the Company's investment in upgraded systems, and higher property taxes associated with increased network assets associated with the expansion of Glo Fiber.
  Depreciation and amortization expense increased $2.0 million, or 15.5%, compared with the three months ended March 31, 2022, primarily as a result of the Company's expansion of its Glo Fiber network.
  Broadband operating income was $11.3 million in the first quarter of 2023, compared to $8.2 million in the first quarter of 2022.
  Broadband Adjusted EBITDA was $26.3 million in the first quarter of 2023 compared to $21.1 million in the first quarter of 2022.

Tower

  Revenue decreased approximately $0.3 million, or 5.6%, for the three months ended March 31, 2023 compared with the three months ended March 31, 2022, primarily due to lower application fee revenue.
  Tower operating income was $2.4 million in the first quarter of 2023, compared to $2.8 million in the first quarter of 2022.
  Tower Adjusted EBITDA in the first quarter of 2023 decreased 9.4% to $2.9 million, compared with $3.2 million for the first quarter of 2022.

Other Information

  As of March 31, 2023, our cash and cash equivalents totaled $48.4 million and the availability under our delayed draw term loans and revolving line of credit was $300.0 million, for total available liquidity of $348.4 million. We expect to draw the remaining $200.0 million in delay draw term loans by June 30, 2023.
  Capital expenditures were $67.7 million for the three months ended March 31, 2023 compared with $45.7 million in the comparable 2022 period. The $22.0 million increase in capital expenditures was primarily due to higher spending in the Broadband segment to enable our Glo Fiber market expansion.

Earnings Call Webcast

Date: Friday, April 28, 2023
Time: 8:00 A.M. (ET)
Listen via Internet: https://investor.shentel.com/

A replay of the call will be available for a limited time on the Investor Relations page of the Company’s website.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art cable and fiber optic networks to customers in the Mid-Atlantic United States. The Company’s services include: broadband internet, video, and voice; fiber optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns an extensive regional network with over 8,600 route miles of fiber and over 220 macro cellular towers. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions including high inflation, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:
Shenandoah Telecommunications Company
Jim Volk
Senior Vice President and Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)	Three Months Ended March 31,
	2023	2022
Service revenue and other	$71,686	$64,414
Operating expenses:
Cost of services exclusive of depreciation and amortization	26,567	26,339
Selling, general and administrative	26,609	23,771
Depreciation and amortization	15,782	14,684
Total operating expenses	68,958	64,794
Operating income (loss)	2,728	(380)
Other income (expense):
Other income (expense), net	1,117	(170)
Income (loss) before income taxes	3,845	(550)
Income tax expense	1,779	53
Net income (loss)	$2,066	$(603)

Net income (loss) per share, basic and diluted:
Basic net income (loss) per share	$0.04	$(0.01)

Diluted net income (loss) per share	$0.04	$(0.01)

Weighted average shares outstanding, basic	50,291	50,146
Weighted average shares outstanding, diluted	50,512	50,146

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$48,396	$44,061
Accounts receivable, net of allowance for doubtful accounts of $698 and $776, respectively	15,854	20,615
Income taxes receivable	5,079	29,755
Prepaid expenses and other	12,762	11,509
Current assets held for sale	22,432	22,622
Total current assets	104,523	128,562
Investments	13,118	12,971
Property, plant and equipment, net	739,587	687,553
Goodwill and intangible assets, net	81,392	81,515
Operating lease right-of-use assets	54,999	53,859
Deferred charges and other assets	13,021	13,259
Total assets	$1,006,640	$977,719
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized loan fees	$1,302	$648
Accounts payable	48,822	49,173
Advanced billings and customer deposits	12,391	12,425
Accrued compensation	6,857	9,616
Current operating lease liabilities	2,946	2,829
Accrued liabilities and other	16,103	17,906
Current liabilities held for sale	3,815	3,824
Total current liabilities	92,236	96,421
Long-term debt, less current maturities, net of unamortized loan fees	98,655	74,306
Other long-term liabilities:
Deferred income taxes	86,335	84,600
Asset retirement obligations	10,252	9,932
Benefit plan obligations	3,887	3,758
Non-current operating lease liabilities	51,629	50,477
Other liabilities	20,866	20,218
Total other long-term liabilities	172,969	168,985
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, authorized 96,000; 50,247 and 50,110 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	60,160	57,453
Retained earnings	582,620	580,554
Total shareholders’ equity	642,780	638,007
Total liabilities and shareholders’ equity	$1,006,640	$977,719

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,066	$(603)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,782	14,684
Stock-based compensation expense, net of amount capitalized	3,717	3,143
Deferred income taxes	1,735	(349)
Other, net	740	1,017
Changes in assets and liabilities:
Accounts receivable	4,488	5,890
Current income taxes	24,676	459
Operating lease assets and liabilities, net	129	80
Other assets	(1,030)	(1,365)
Accounts payable	(837)	(4,130)
Other deferrals and accruals	(3,142)	(2,760)
Net cash provided by operating activities	48,324	16,066

Cash flows from investing activities:
Capital expenditures	(67,671)	(45,693)
Proceeds from sale of assets and other	101	86
Net cash used in investing activities	(67,570)	(45,607)

Cash flows from financing activities:
Proceeds from credit facility borrowings	25,000	—
Taxes paid for equity award issuances	(1,156)	(603)
Payments for financing arrangements and other	(263)	(219)
Net cash provided by (used in) financing activities	23,581	(822)
Net increase (decrease) in cash and cash equivalents	4,335	(30,363)
Cash and cash equivalents, beginning of period	44,061	84,344
Cash and cash equivalents, end of period	$48,396	$53,981

Supplemental Disclosures of Cash Flow Information
Interest paid	$1,327	$—
Income tax refunds received	$25,030	$—

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income (loss) calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, impairment, other income (expense), net, interest income, interest expense, income tax expense (benefit), stock compensation expense, transaction costs related to acquisition and disposition events (including professional advisory fees, integration costs, and related compensatory matters), restructuring expense, tax on equity award vesting and exercise events, and other non-comparable items. A reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided below herein.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to evaluate operating effectiveness and assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business growth strategy. Adjusted EBITDA is also a significant performance measure used by the Company in its incentive compensation programs. The Company believes that the exclusion of the expense and income items eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operations. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies may calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Three Months Ended March 31, 2023
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss)	$11,274	$2,421	$(11,629)	$2,066
Depreciation and amortization	14,867	513	402	15,782
Other expense (income), net	62	—	(1,179)	(1,117)
Income tax benefit	—	—	1,779	1,779
Stock-based compensation	—	—	3,717	3,717
Restructuring charges and other	131	—	—	131
Adjusted EBITDA	$26,334	$2,934	$(6,910)	$22,358

Adjusted EBITDA margin	39%	64%	N/A	31%

Three Months Ended March 31, 2022
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss)	$8,127	$2,753	$(11,483)	$(603)
Depreciation and amortization	12,876	484	1,324	14,684
Other expense (income), net	54	—	116	170
Income tax benefit	—	—	53	53
Stock-based compensation	—	—	3,143	3,143
Restructuring charges and other	17	—	(81)	(64)
Adjusted EBITDA	$21,074	$3,237	$(6,928)	$17,383

Adjusted EBITDA margin	35%	67%	N/A	27%

Segment Results

Three Months Ended March 31, 2023:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB - Cable Markets[1]	$44,756	$—	$—	$44,756
Residential & SMB - Glo Fiber Markets[1]	7,003	—	—	7,003
Commercial Fiber	11,698	—	—	11,698
Tower lease	—	4,538	—	4,538
RLEC & Other	3,691	—	—	3,691
Service revenue and other	67,148	4,538	—	71,686
Intercompany revenue and other	55	38	(93)	—
Total revenue	67,203	4,576	(93)	71,686
Operating expenses
Cost of services	25,429	1,192	(54)	26,567
Selling, general and administrative	15,571	450	10,588	26,609
Depreciation and amortization	14,867	513	402	15,782
Total operating expenses	55,867	2,155	10,936	68,958
Operating income (loss)	$11,336	$2,421	$(11,029)	$2,728

Three Months Ended March 31, 2022:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB - Cable Markets[1]	$43,492	$—	$—	$43,492
Residential & SMB - Glo Fiber Markets[1]	3,421	—	—	3,421
Commercial Fiber	9,062	—	—	9,062
Tower lease	—	4,746	—	4,746
RLEC & Other	3,689	—	—	3,689
Service revenue and other	59,664	4,746	—	64,410
Intercompany revenue and other	50	101	(147)	4
Total revenue	59,714	4,847	(147)	64,414
Operating expenses
Cost of services	25,168	1,292	(121)	26,339
Selling, general and administrative	13,489	318	9,964	23,771
Depreciation and amortization	12,876	484	1,324	14,684
Total operating expenses	51,533	2,094	11,167	64,794
Operating income (loss)	$8,181	$2,753	$(11,314)	$(380)

_________________________________________
(1)   Shentel has presented Residential & SMB - Cable Markets and Residential & SMB - Glo Fiber Markets separately for the three months ended March 31, 2023. These revenues were previously reported in one line under the description “Residential & SMB”. Shentel has amended the presentation for the three months ended March 31, 2022 for comparability.

Supplemental Information

Broadband Operating Statistics

	March 31, 2023	March 31, 2022
Broadband homes and businesses passed (1)	377,348	305,053
Cable Markets	212,290	211,442
Glo Fiber Markets	165,058	93,611

Residential & Small and Medium Business ("SMB") RGUs:
Broadband Data	138,713	121,074
Cable Markets	109,920	107,291
Glo Fiber Markets	28,793	13,783
Video	45,660	49,163
Voice	40,135	36,042
Total Residential & SMB RGUs (excludes RLEC)	224,508	206,279

Residential & SMB Penetration (2)
Broadband Data	36.8%	39.7%
Cable Markets	51.8%	50.7%
Glo Fiber Markets	17.4%	14.7%
Video	12.1%	16.1%
Voice	11.2%	12.5%

Fiber route miles	8,663	7,611
Total fiber miles (3)	709,123	564,097

______________________________________________________
(1)   Homes and businesses are considered passed (“passings") if we can connect them to our network without further extending the distribution system. Passings is an estimate based upon the best available information. Passings will vary among video, broadband data and voice services.
(2)   Penetration is calculated by dividing the number of users by the number of passings or available homes, as appropriate.
(3)   Total fiber miles are measured by taking the number of fiber strands in a cable and multiplying that number by the route distance. For example, a 10 mile route with 144 fiber strands would equal 1,440 fiber miles.

Broadband - Residential and SMB ARPU
	Three Months Ended March 31,
	2023	2022
Residential and SMB Revenue:
Broadband	$33,174	$28,649
Cable Markets	27,273	25,863
Glo Fiber Markets	5,901	2,786
Video	14,645	15,341
Voice	3,030	2,916
Discounts, adjustments and other	910	7
Total Revenue	$51,759	$46,913

Average RGUs:
Broadband Data	136,271	119,083
Cable Markets	109,758	106,590
Glo Fiber Markets	26,513	12,493
Video	46,268	49,445
Voice	39,992	34,836

ARPU: (1)
Broadband	$81.09	$80.11
Cable Markets	$82.83	$80.88
Glo Fiber Markets	$74.18	$74.33
Video	$105.51	$103.42
Voice	$25.25	$27.90

______________________________________________________
(1)   Average Revenue Per RGU calculation = (Residential & SMB Revenue) / average RGUs / 3 months

Tower Operating Statistics

	March 31, 2023	March 31, 2022
Macro tower sites	222	223
Tenants	445	468
Average tenants per tower	2.0	2.1